Exhibit 5.1

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
T +1 202 637 5600
F +1 202 637 5910
www.hoganlovells.com
November 1, 2023

Board of Directors
Elevance Health, Inc.
220 Virginia Avenue
Indianapolis, Indiana 46204

To the addressee referred to above:

We are acting as counsel to Elevance Health, Inc., an Indiana corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of one or more series of the following securities of the Company: (i) shares of common stock, $0.01 par value per share (the “Common Shares”), (ii) shares of preferred stock, without par value (the “Preferred Shares”), (iii) senior debt securities (the “Senior Debt Securities”), (iv) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (v) Preferred Shares represented by depositary receipts (the “Depositary Shares”); (vi) warrants to purchase Preferred Shares (the “Preferred Stock Warrants”); (vii) warrants to purchase Common Shares (the “Common Stock Warrants”); (viii) warrants to purchase Depositary Shares (the “Depositary Share Warrants”), (ix) rights to purchase Preferred Shares, Common Shares or Depositary Shares (the “Rights”); (x) stock purchase contracts to purchase Preferred Shares or Common Shares (the “Stock Purchase Contracts”); and (xi) stock purchase units consisting of a Stock Purchase Contract and a beneficial interest in Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units” and, together with the Common Shares, the Preferred Shares, the Debt Securities, the Depositary Shares, the Preferred Stock Warrants, the Common Stock Warrants, the Depositary Share Warrants, the Rights and the Stock Purchase Contracts, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee

Board of Directors	November 1, 2023
Elevance Health, Inc.
of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable Indiana corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Senior Debt Securities will be issued pursuant to the Indenture, dated as of November 21, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms (the “Senior Indenture”); (iv) any Subordinated Debt Securities will be issued pursuant to the Indenture, dated as of May 12, 2015, filed as Exhibit 4.2 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms (the “Subordinated Indenture”); (v) the Senior Debt Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (vi) the Subordinated Indenture will be qualified under the Trust Indenture Act; (vii) any Preferred Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (viii) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (ix) any Depositary Share Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (x) any Depositary Shares will be issued under one or more deposit agreements, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (xi) any Rights will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as a rights agent, (xii) any Stock Purchase Contracts will be issued under one or more purchase contract agreements, each to be between the Company and the financial institution identified therein as a purchase contract agent; (xiii) any Stock Purchase Units will be issued under one or more purchase contract agreements, each such agreement to be between the Company and the financial institution identified therein as a purchase contract agent; (xiv) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xv) the laws of the State of New York will be the governing law under any equity warrant agreement, deposit agreement, rights agreement or purchase contract agreement; and (xvi) the Company will remain an Indiana corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Senior Indenture, under the Subordinated Indenture, under the warrant agreement for any Preferred Stock Warrants, Common Stock Warrants or Depositary Share Warrants, under the rights agreement for any Rights, under the deposit agreement for any Depositary Shares and under the purchase contract agreement for any Stock Purchase Contracts or Stock Purchase Units, namely, the trustee with respect to the Senior Indenture and the Subordinated Indenture, the warrant agent, the rights agent, the depositary or the purchase contract agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the Senior Indenture, the Subordinated Indenture, such warrant agreement, such rights agreement, such deposit agreement or such purchase contract agreement, as applicable; that the Senior Indenture, the Subordinated Indenture, such warrant agreement, such rights agreement, such deposit agreement or such purchase contract agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under the Senior Indenture, the Subordinated Indenture, such warrant agreement, such rights agreement, such deposit agreement or such purchase contract agreement, as applicable, with

Board of Directors	November 1, 2023
Elevance Health, Inc.
all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under the Senior Indenture, the Subordinated Indenture, such warrant agreement, such rights agreement, such deposit agreement or such purchase contract agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules, or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules, or regulations may have on the opinions expressed herein). Insofar as the opinion expressed herein relates to or is dependent upon matters governed by Indiana law, we have relied, without independent investigation, upon, and our opinion expressed herein is subject to all of the qualifications, assumptions and limitations expressed in, the opinion of Faegre Drinker Biddle & Reath LLP, special counsel to the Company in the State of Indiana. A copy of such opinion letter, dated as of the date hereof, is to be filed as Exhibit 5.2 to the Registration Statement.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)The Senior Debt Securities, upon authentication by the trustee and due execution and delivery on behalf of the Company in accordance with the Senior Indenture and any supplemental indenture or officer’s certificate and company order relating thereto, will constitute valid and binding obligations of the Company.
(b)The Subordinated Debt Securities, upon authentication by the trustee and due execution and delivery on behalf of the Company in accordance with the Subordinated Indenture and any supplemental indenture or officer’s certificate and company order relating thereto, will constitute valid and binding obligations of the Company.
(c)The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preferred Stock Warrants by such warrant agent, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
(d)The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Stock Warrants by such warrant agent, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
(e)The Depositary Share Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Depositary Share Warrants by such warrant agent, and upon due execution and delivery of the Depositary Share Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
(f)The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.
(g)The Rights, upon due execution and delivery of a rights agreement relating thereto on behalf of the Company, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will constitute valid and binding obligations of the Company.

Board of Directors	November 1, 2023
Elevance Health, Inc.
(h)The Stock Purchase Contracts, upon due execution and delivery of a purchase contract agreement relating thereto on behalf of the Company and the purchase contract agent named therein, and upon due execution and delivery of the Stock Purchase Contracts on behalf of the Company, will constitute valid and binding obligations of the Company.
(i)The Stock Purchase Units, upon due execution and delivery of a purchase contract agreement relating thereto on behalf of the Company and the purchase contract agent named therein and due authentication of the Stock Purchase Units by such purchase contract agent, and upon due execution and delivery of the Stock Purchase Units on behalf of the Company, will constitute valid and binding obligations of the Company.
The opinions expressed above in Paragraphs (a)–(i) with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances and fraudulent, preferential or voidable transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law), including, without limitation, principles limiting the availability of specific performance and injunctive relief.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Validity of the Securities” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP